TRANSGLOBE ENERGY CORPORATION ANNOUNCES DIRECTOR/PDMR SHAREHOLDING

AIM & TSX: “TGL” & NASDAQ: “TGA”

Calgary, Alberta, December 24, 2019 - TransGlobe Energy Corporation (“TransGlobe” or the “Company”) announces that it was notified on December 20, 2019 that on the same day Edward LaFehr and Ross Clarkson acquired common shares as follows:

PDMR	Date of Acquisition	Number of Common Shares Acquired	Price	Number of Common Shares held following the transaction	% of Company's issued share capital held
Edward LaFehr	December 20, 2019	5,000	Cdn $1.87	15,000	0.02%
Ross Clarkson	December 20, 2019	2,000	Cdn $1.8615	1,846,493	2.55%

Notification of a Transaction pursuant to Article 19(3) of Regulation (EU) No. 596/2014

1	Details of PDMR
a)	Name	Edward LaFehr
2	Reason for the notification
a)	Position / status	Director
b)	Initial notification / amendment	Initial notification
3	Details of the issuer
a)	Name	TransGlobe Energy Corporation
b)	Legal Entity Identifier	549300QMNS6BDY8UUB03
4	Details of the transaction(s)
a)	Description of the financial instrument	Common Shares
b)	Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c)	Nature of the transaction	Acquisition of Shares
d)	Price(s) and volume(s)	Price ($Cdn) Volume
1.87 5,000
e)	Aggregated information -
	Aggregated volume -	5,000 common shares
	Aggregated price	$1.87 Cdn per share
f)	Date of the transaction	December 20, 2019
g)	Place of the transaction	TSX

1	Details of PDMR
a)	Name	Ross Clarkson
2	Reason for the notification
a)	Position / status	Director
b)	Initial notification / amendment	Initial notification
3	Details of the issuer
a)	Name	TransGlobe Energy Corporation
b)	Legal Entity Identifier	549300QMNS6BDY8UUB03
4	Details of the transaction(s)
a)	Description of the financial instrument	Common Shares
b)	Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c)	Nature of the transaction	Acquisition of Shares
d)	Price(s) and volume(s)	Price ($Cdn) Volume
1.853 1,000
1.87 1,000
e)	Aggregated information -
	Aggregated volume -	2,000 common shares
	Aggregated price	$1.8615 Cdn per share
f)	Date of the transaction	December 20, 2019
g)	Place of the transaction	TSX

About TransGlobe

TransGlobe Energy Corporation is a cash-flow focused oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe's common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For further information, please contact: Investor Relations Telephone: +1 403.444.4787 Email: investor.relations@trans-globe.com Web site: http://www.trans-globe.com
TransGlobe Energy	Via FTI Consulting
Randy Neely, President and Chief Executive Officer
Eddie Ok, Vice President and Chief Financial Officer

Canaccord Genuity (Nomad & Joint Broker)	011 44 0 20 7523 8000
Henry Fitzgerald-O'Connor
James Asensio

FTI Consulting (Financial PR)	011 44 0 20 3727 1000
Ben Brewerton	transglobeenergy@fticonsulting.com
Genevieve Ryan

(nr-reg)